                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

                           Filed by the Registrant /X/
                 Filed by a party other than the Registrant / /

                           Check the appropriate box:
                         / / Preliminary Proxy Statement
     / / Confidential, for Use of the Commission Only (as permitted by Rule
                                  14a-6(e)(2))
                         /X/ Definitive Proxy Statement
                       / / Definitive Additional Materials
             / / Soliciting Material Pursuant to Section 240.14a-12

                                  ISRAMCO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              /X/ No fee required.
       / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                                    and 0-11.

(1)     Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)     Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)     Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)     Total fee paid:

--------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:

--------------------------------------------------------------------------------

(2)     Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3) Filing Party:

--------------------------------------------------------------------------------

(4) Date Filed:

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


                                  ISRAMCO, INC.
                               11767 Katy Freeway,
                              Houston, Texas 77079

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2007 annual meeting (the "Annual Meeting") of the stockholders of Isramco, Inc. (the "Company") will be held at the Company's offices at 11767 Katy Freeway, Houston, Texas, 77079, Suite 711, on June 27, 2006 at 9:00 A.M., local time, for the following purposes:

(i) to elect five directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors shall have been duly elected and qualified;

(ii) to ratify the appointment of Malone Bailey, PC as the Company's independent public accounting firm for the year ending December 31, 2007; and

(iii) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on May 11, 2007, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

If you do not expect to be personally present at the Annual Meeting but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you complete, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              Haim Tsuff
                                              Chairman of the Board
                                              Chief Executive Officer

May 1, 2007

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                  ISRAMCO, INC.
                               11767 Katy Freeway,
                              Houston, Texas 77079

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 27, 2007

                                  INTRODUCTION

This Proxy Statement is being sent to stockholders of Isramco, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board of Directors" or the "Board") for use at the 2007 annual meeting (the "Annual Meeting") of the Company's stockholders (the "Stockholders") to be held at the Company's offices at 11767 Katy Freeway, Houston, Texas 77079, Suite 711, on Wednesday, June 27, 2007 at 9:00 A.M., local time, and any adjournment(s) thereof. The purposes of the Annual Meeting are:

(i) to elect five directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors shall have been duly elected and qualified;

(ii) to ratify the appointment of Malone & Bailey, PC ("M&B") as the Company's independent public accounting firm for the year ending December 31, 2007; and

(iii) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

If proxy cards in the accompanying form are properly executed and returned, the shares of the Company's common stock, par value $0.001 per share ("Common Stock"), represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) FOR the election as directors of the nominees of the Board of Directors named below; (ii) FOR the proposal to ratify the appointment of M&B as the Company's independent public accounting firm for the year ending December 31, 2007; and (iii) in the discretion of the proxies named in the proxy card, on any other proposals to properly come before the Annual Meeting or any adjournment(s) thereof.

Any Stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed proxy bearing a later date or a written instrument revoking the proxy or by personally appearing at the Annual Meeting.

This Proxy Statement will first be mailed to stockholders on or about May 15, 2007.

                       VOTING RIGHTS AND VOTING SECURITIES

All voting rights are vested exclusively in the holders of the Common Stock. Only holders of Common Stock of record at the close of business on May 11, 2007 (the "Record Date"), will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding a total of 2,717,691 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held either in person or by proxy.

The holders of a majority of the issued and outstanding Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions and shares held of record by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the shares present in person or by proxy is required for approval of Proposal No. 1 (Election of Directors); and the affirmative vote of a majority of the shares present in person or by proxy is required for approval of Proposal No. 2 (Ratification of Independent Public Accountants). Abstentions will have no effect on Proposal No. 1 and will be counted as votes against Proposal No. 2. With respect to shares of Common Stock held in a brokerage account, the broker is entitled to vote those shares on Proposals No. 1 and No. 2 if no instructions are received from the beneficial owner of the shares.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information, as of the Record Date, concerning the ownership of the Common Stock by (a) each of the Company's directors and Named Executive Officers (as defined under "Executive Compensation"); and (b) all current directors, officers and significant employees of the Company as a group.

                                  Number of Shares Percent of
   Name of Beneficial Owner (1)      Beneficially Owned (2)     Common Stock (2)
   ----------------------------   ---------------------------   ----------------
   Haim Tsuff, Chairman and CEO            1,354,041(3)             49.82%

   Jackob Maimon, President and               38,819                 1.43%

   Director

   Doron Avraham, Vice President (4)            --                    *

   Yossi Levy, Israeli Branch Manager           --                    *

   Max Pridgeon, Director                       --                    *

   Donald L. Lovell, Director                   --                    *

   Frans Sluiter, Director                      --                    *

   All directors and
   officers as a group (7 persons)         1,392,860                51.25%


* Less than 1%

(1) The address of such person is c/o Isramco, Inc., 11767 Katy Freeway, Houston Texas.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days of the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

(3) Haim Tsuff owns 100% of United Kingsway Ltd., which through YHK General Manager Ltd., controls various entities, which may be deemed to control the Company. The General Partner of YHK is YHK General Managers Ltd. Joseph Tsuff (the father of Haim Tsuff) is a director of YHK General Managers Ltd. YHK owns of record approximately 44.5% of Equital Ltd. (formerly known as Pass-port Ltd.), Equital Ltd. owns approximately 33% of J.O.E.L. - Jerusalem Oil Exploration Ltd. (JOEL), JOEL owns approximately 67.5% of Naphtha Israel Petroleum Corp, Ltd. ("Naphtha"), which holds 100% of Naphtha Holdings Ltd. JOEL also owns approximately 8.5% of the shares of Equital Ltd. Naphtha Holdings Ltd. owns of record approximately 48.39% of the issued and outstanding Common Stock.

Information regarding these relationships is set forth in Schedule 13D filings and amendments made thereto made on behalf of the above entities, which are on file with the SEC. As a result of the foregoing, Haim Tsuff, Kingsway, YHK, Equital Ltd., JOEL, Naphtha and Naphtha Holdings Ltd. may be deemed to control the Company.

(4) Mr. Avraham resigned from all position with the Company on April 18, 2007.

                             EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW OF COMPENSATION PROGRAM
The Compensation Committee of the Company's Board of Directors is responsible for establishing and evaluating the Company's policies governing the compensation of its executive officers and the Named Executive Officers. The Compensation Committee's goal is to ensure that the total compensation paid to each of the Company's Named Executive Officers is fair, reasonable and competitive. The Compensation Committee does not operate under a written charter.

COMPENSATION OBJECTIVE

The objectives of the Company's executive compensation programs are to:
        o attract and retain talented and experienced management personnel;
        o motivate and reward members of management whose knowledge, skills, performance and business relationships are critical to the Company's success; and
        o align the interests of the Company's management and stockholders by motivating management to increase stockholder value and rewarding management when stockholder value increases.

The Company's executive compensation programs are designed to compensate individual management personnel based on a number of factors, including the:

        o       individual's position and responsibilities within the Company;
        o overall importance of the individual's responsibilities in helping the Company achieve success;
        o specific tasks that the individual may be required to perform during a particular time period;
        o       individual's skill set and experience;
        o the Company's performance in areas for which the individual has responsibility; and
        o       Company's overall performance.

ROLE OF EXECUTIVE OFFICERS AND OTHERS IN COMPENSATION DECISIONS

The Compensation Committee makes all final decisions with respect to the compensation received by the Company's Named Executive Officers.

2006 EXECUTIVE COMPENSATION COMPONENTS
For the fiscal year ended December 31, 2006, the principal components of compensation for the Named Executive Officers were:
        o       annual base salary;
        o       cash bonuses paid upon the completion of fiscal year 2006; and
        o       other benefits.

BASE SALARY
Base salary is designed to attract and retain experienced executive officers who can drive the achievement of the Company's goals. Base salary is intended to provide Named Executive Officers with a predictable amount of cash flow that allows them to cover their day-to-day living expenses. Initial base salaries are primarily determined by arm's length negotiation with a prospective employee. Increases to base salary are determined based on a variety of factors, including individual performance, changes in role and/or responsibility and changes in the competitive market environment (including other potential opportunities available to existing employees). Base salaries for Mr. Tsuff, the Chief Executive Officer and Mr. Tsuff, the President, were renegotiated in 2005 and the base salaries, as negotiated, continue for the three year duration of the Named Executive Officers' employment agreements.

CASH BONUSES

The Company's annual cash bonus program is a discretionary program designed to reward Named Executive Officers after consideration of the Company's overall financial results considering economic and business conditions affecting the Company, the employee's performance and contribution to the Company's overall business objectives and the prior year's bonus payment. In determining the discretionary bonuses for the Named Executive Officers, the Company took into account growth in net revenues and gross margins. Annual cash bonuses are intended to provide Named Executive Officers with immediate and liquid compensation at least once per year for performance during the previous fiscal year. In March 2007, annual cash bonuses were paid to Mr. Jackob Maimon, the President and Mr. Doron Avraham, the Company Vice President (who resigned as of April 18, 2007) for the fiscal year ended December 31, 2006, as further described in the footnotes to the Summary Compensation Table below.


OTHER BENEFITS
Health and Welfare Benefits. All full-time employees, including the Named Executive Officers, may participate in the Company's health and welfare benefit programs, including medical, dental and vision care coverage and disability insurance.

Perquisites. The Compensation Committee's policy is to provide limited perquisites, and it does not believe these perquisites and other personal benefits constitute a material component of a Named Executive Officer's compensation package.

POLICY WITH RESPECT TO EMPLOYMENT AGREEMENTS

The Compensation Committee's policy is for the Company to enter into employment or other service agreements with each of its Named Executive Officers for a number of reasons, including the following:
        o the need to provide severance benefits that are competitive with those offered by other, similarly situated companies;
        o the belief that severance benefits help to ensure that management is not financially motivated to frustrate the execution of a change-in-control transaction for fear that their personal compensation will be negatively impacted as a result thereof;
        o the ability to include non-competition and non-solicitation covenants in such agreements in order to reduce the risk that a key member of management is recruited by a competitor;
        o the increased certainty resulting from negotiated agreements reduces that distraction caused by ongoing negotiations over compensation matters.

The Company currently has employment and or other service agreements with each of the Named Executive Officers, which are described further under the caption "Employment/Consulting Agreements" below.

SUMMARY COMPENSATION TABLE
The following table sets forth information for the fiscal year ended December 31, 2006 concerning compensation of (1) all individuals serving as our principal executive officer during the fiscal year ended December 31, 2006, (2) all individuals serving as our principal financial officer during the fiscal year ended December 31, 2006, and (3) the two other employees who were serving as executive officers as of December 31, 2006 and whose total compensation exceeded $100,000 (collectively, the "Named Executive Officers"):


                                                                        STOCK     ALL OTHER
NAME AND PRINCIPAL                          SALARY          BONUS       AWARDS   COMPENSATION      TOTAL
POSITION                         YEAR         ($)            ($)          ($)         ($)           ($)
---------------------------      ----      --------      -----------    ------   -------------   --------
Haim Tsuff, Chairman of the      2006      $240,000      $     --         --       $   --        $240,000
Board and Chief Executive
Officer

Jackob Maimon, President         2006      $240,000      $150,000(1)      --       $   --        $390,000


Doron Avraham,                   2006      $180,000      $ 25,000(1)      --       $   --        $205,000
Vice President (2)

1.      Represents bonus awarded in March 2006.
2.      Mr. Avraham resigned from his position as of April 18, 2007


EMPLOYMENT/CONSULTING AGREEMENTS

In May 1996 the Company entered into a consulting agreement with Goodrich Global L.T.D. B.V.I., a company owned and controlled by Haim Tsuff, the Company's Chairman of the Board of Directors and Chief Executive Officer. This agreement was amended in April 1997. Pursuant to this consulting agreement, the Company pays to the consultant $240,000 per annum in installments of $20,000 per month in addition to reimbursing the consultant for all reasonable expenses incurred in connection with services rendered on behalf of the Company. The agreement continues in effect through May 31, 2008 and contains certain customary confidentiality and non-compete provisions. If the consulting agreement is terminated by the Company other than for cause, then the consultant is entitled to receive the equivalent of payments due through the remaining term of the agreement.

In November 1999 the Company entered into a consulting agreement with Worldtech Inc., a Mauritius company of which Jackob Maimon, the President of the Company, is a director. Pursuant to this consulting agreement the Company pays the consultant $240,000 per annum in installments of $20,000 per month, in addition to reimbursing the consultant for all reasonable business expenses incurred in connection with the services rendered on behalf of the Company. The agreement continues in effect through May 31, 2008 and contains certain customary confidentiality and non-compete provisions. If the consulting agreement is terminated by the Company other than for cause, then the consultant is entitled to receive the equivalent of payments due through the remaining term of the agreement.

In December 2003 the Company entered into an employment agreement with Doron Avraham, its Vice President. Pursuant to this employment agreement the Company pays Mr. Avraham a salary of $180,000 per annum in installments of $15,000 per month, in addition to reimbursing him for all reasonable business expenses incurred in connection with the performance of services on behalf of the Company. The agreement continues in effect through November 30, 2007 and contains certain customary confidentiality and non-compete provisions. If the employment agreement is terminated by the Company other than for cause, then Mr. Avraham is entitled to receive the equivalent of payments due through the remaining term of the agreement. Mr. Avraham resigned from the Company's employment as of April 18, 2007.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Except as described under the Employment Agreements, above, there are no payments or other obligations in the event of termination or change-in-control.

DIRECTOR COMPENSATION:

The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2006:

                              FEES
                             EARNED
                             OR PAID     OPTION
                             IN CASH      AWARDS      TOTAL
NAME (1)                      ($)        ($)(2)        ($)
---------------------     ----------   ----------   ---------
Donald Lovell              $   5,250          --      $ 5,250
Max Pridgeon               $   5,250          --      $ 5,250
Amir Mireskandari (1)      $   5,250          --      $ 5,250
Frans Sluiter (2)          $      --          --           --

        1.      Mr. Mireskandari resigned as of December 6, 2006.
        2.      Mr. Sluiter was appointed on December 2, 2006.

INFORMATION RELATING TO EXECUTIVE OFFICERS WHO ARE NOT DIRECTOR NOMINEES

The following individuals are not directors or director nominees, but served as executive officers of the Company or its subsidiaries during 2006.

     NAME                       AGE        POSITION

     Doron Avraham              31         Vice President

     Yossi Levy                 54         Branch Manager, Israel Branch

     Dr. Joshua Folkman         65         Exploration - Manager, Branch Office

Doron Avraham was appointed to the position of Vice President as of December 9, 2003. Until his employment with the Company, Mr. Avraham was Vice President of Operations of Silverled Ltd., an European based company primarily engaged in the field of asset management where he supervised operations control, business development and strategy and operations, a position he held from November 2001. Mr. Avraham received a BA in Economics and Business Management from Tel Aviv University in March 2001. Mr. Avraham resigned from the Company's employment as of April 18, 2007.

Yossi Levy has been Branch Manager of the Company's Branch Office in Israel since August 1996. Since 1988 Mr. Levy has held the position of General Manager of Naphtha - Israel Petroleum Corp. Ltd. (Naphtha), a public company primarily engaged in the oil and gas business in Israel. Since January 1, 2002, Mr. Levy has been the general manager of J.O.E.L. - Jerusalem Oil Exploration Ltd.
(JOEL), the parent company of Naphtha.

Dr. Joshua Folkman has been Exploration Manager of the Company's Israel branch office since 1987. He resigned as of September 30, 2006

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2006 and 2005, the Company paid I.O.C. - Israel Oil Company Ltd. ("I.O.C.") and Naphtha, respectively, $226,404 and $235,000 in respect of office services for its Israeli Branch office. Mr. Haim Tsuff, the Company's Chairman and Chief Executive Officer, may be deemed to control Naphtha and IOC.

On January 1, 2001 the Company retained the services of I.O.C. in connection with the operation of Jay Petroleum LLC and Jay Management Company LLC (wholly owned subsidiaries of the Company). In consideration thereof, the Company paid I.O.C. $120,000 for each of 2006 and 2005. During 2006 the Company paid I.O.C and additional $ 89,500 for geological and geophysical consulting in connection with the exploration and completion of oil and gas assets in US. Mr. Haim Tsuff, the Company's Chairman and Chief Executive Officer, may be deemed to control I.O.C.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

Based solely on review of the copies of such forms received by the Company with respect to 2006, the Company believes that all of the filing obligations of officers, directors and 10% stockholders under Section 16 (a) during 2006 have been complied with.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of five (5) members. The persons named below have been nominated by the Board of Directors for election to hold office until the next annual meeting and until their successors are elected and have been qualified.

It is the intention of the persons named in the accompanying proxy to vote FOR the election of the persons named below as directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxies will be voted (in the discretion of the holders of such proxies) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board of Directors is not aware of any circumstances likely to cause any nominee to become unavailable for election.


       NAME                   AGE        POSITION

       Haim Tsuff             50         Chairman of the Board, Chief Executive
                                         Officer and Director

       Jackob Maimon          51         President, Director

       Max Pridgeon           39         Director

       Donald D. Lovell       74         Director

       Frans Sluiter          39         Director



Haim Tsuff has been a director of the Company since January 1996 and the Chairman of the Board of Directors and Chief Executive Officer since May 1996. Mr. Tsuff is the sole director and owner of United Kingsway Ltd. and Chairman of YHK General Manager Ltd. (which entity effectively controls Equital Ltd., JOEL, Naphtha and Naphtha Holdings Ltd.) and may be deemed to control the Company.

Jackob Maimon has been President of the Company since November 1999. Mr. Maimon is the Chairman of the Board of Directors of Naphtha Israel Petroleum Corporation Ltd. ("Naphtha"), an Israeli entity, which holds indirectly through Naphtha Holdings, Ltd., another Israeli entity, approximately 48.4% of the issued and outstanding stock of the Company. Mr. Maimon has held the position at Naphtha since August 1996.

Max Pridgeon has been a director of the Company since April 2001. Since December 2002, Mr. Pridgeon has served as a director and executive officer of Griffin Decorations, a business which he founded. From March 1995 through December 2002, he served as director of MAXIM Wholesale and Marketing Co., a company which he founded. Concurrently, from February 1999, Mr. Pridgeon has also served as a manager of sales for Europe and the Middle East for Blenfin XI, Netherlands, a company that engages in the distribution of wooden picture frames. From April 1996 through January 1999, Mr. Pridgeon served as a property acquisitions consultant to M.A. Realistic Estate, Netherlands, a company engaged in the ownership and management of hotels in the Netherlands. From September 1989 through March 1995, Mr. Pridgeon served as account manager and then export manager at VERNO Holland, a company engaged in the marketing and distribution of oil paintings.

Donald D. Lovell has been a director since March 2004. Mr. Lovell, a certified public accountant, has been in private practice in Houston, Texas since 1984, focusing on advising emerging and medium sized businesses and providing tax planning.

Frans Sluiter has been a director since December 12, 2006. Mr. Sluiter will also serve on the Company's audit committee. Mr. Sluiter, age 39, has over 15 years' experience successfully bringing business solutions to fortune 500 companies worldwide. He has held several senior management positions where he managed and delivered complex system implementation projects for clients in Europe, the Middle East, South America, and the U.S. From January 1, 2006 to the present time, he has been a managing partner of Singularity LLC, a Dallas based entity engaged in IT Services. From November 2004 to January 2006, he was senior vice president responsible for sales and delivery at Intelligroup, a New Jersey based company engaged in IT Consulting Services. From March 2003 to October 2004, Mr. Sluiter served as a Program Director at Intelligroup. From July 2000 to February 2003, he was Senior Project Manager for AtosOrigin in Saudi Arabia.

All officers serve until the next annual meeting of directors and until their successors are elected and qualified. There are no family relationships between any of the above director nominees, and there is no arrangement or understanding between any of the above director nominees and any other person pursuant to which he was selected as a director nominee.

INFORMATION ABOUT THE BOARD OF DIRECTORS

INDEPENDENCE AND MEETINGS

During the fiscal year ended December 31, 2006, the Board met once and acted by unanimous written consent on 11 occasions. During the fiscal year ended December 31, 2006, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

The Board does not have a formal policy with respect to Board members attendance at annual stockholder meetings, though it encourages directors to attend such meetings.

BOARD COMMITTEES

The Board of Directors has established three standing committees: the audit committee (the "Audit Committee"); the compensation committee (the "Compensation Committee"); and the nominating committee (the "Nominating Committee").

AUDIT COMMITTEE

The members of the Audit Committee are Max Pridgeon, Donald D. Lovell and, as of December 12, 2006, Frans Sluiter. Until December 12, 2006, Mr. Amir Mireskandari served on the audit committee until his resignation on such date from the Board of Directors. The Board of Directors has determined that each of Messrs. Pridgeon, Lovell and Sluiter meet the independence criteria set out in Rule 4200(a)(14) of the Marketplace Rules of the National Association of Securities Dealers ("NASD"). Mr. Lovell is the chairman of the Audit Committee. The Board has determined that Mr. Lovell is an "audit committee financial expert" as defined by the rules of the SEC. The Audit Committee met five times in 2005.

The Board has adopted a charter governing the duties and responsibilities of the Audit Committee. A copy of the Audit Committee charter was attached as an exhibit to the Company's definitive Proxy Statement that it filed in connection with the 2004 annual meeting of stockholders. The principal function of the Audit Committee is to assist the Board in its oversight responsibilities relating to the financial accounting, reporting and controls. The Audit Committee monitors and evaluates periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by senior management and the independent auditors, is directly responsible for the appointment, compensation and oversight of the work of the Company's independent auditors, reviews and evaluates the qualifications, independence and performance of the independent auditors, monitors the Company's compliance with legal and regulatory requirements, monitors the performance of internal audit function and facilitates communication among independent auditors, senior management and the Board.

THE NOMINATING COMMITTEE

In April 2004, the Board of Directors formed the Nominating Committee to address Board development matters. The current members of the Nominating Committee are Donald D. Lovell and Max Pridgeon. The Board of Directors has determined that Messrs. Lovell and Pridgeon meet the independence criteria set out in the NASD's Marketplace Rule 4200(a)(14). Mr. Lovell is the Chairman of the Nominating Committee. The Nominating Committee did not meet in 2006. The Board has adopted a charter governing the duties and responsibilities of the Nominating Committee and a copy of such charter is attached as an exhibit to the Company's definitive proxy statement on Schedule 14-A that was filed with the Securities and Exchange Commission on April 29, 2004 in connection with the Company 2004 annual meeting of its stockholders.

The Nominating Committee will consider candidates that are nominated by its stockholders. The name, together with the business experience and other relevant background information of a candidate, should be sent to the Chairman of the Board who will then forward such information to the Nominating Committee for its review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors. Other than candidates submitted by its directors and executive officers, the Company has never received a proposed candidate for nomination from any security holder that beneficially owned more than 5% of the Common Stock.

COMPENSATION COMMITTEE

In April 2004, the Board of Directors formed the Compensation Committee, which is responsible for reviewing the compensation arrangements in effect for the Company's executive officers. The Compensation Committee currently consists of Donald D. Lovell and Max Pridgeon. The Board of Directors has determined that Messrs. Lovell and Pridgeon meet the independence criteria set out in the NASD's Marketplace Rule 4200(a)(14). Mr. Pridgeon is the Chairman of the Compensation Committee. The Compensation Committee did not in 2006 but acted by unanimous written consent on one occasion.

The principal functions of the Compensation Committee are to review the Company's incentive compensation programs for executive officers and approve the annual compensation for executive officers.

CODE OF BUSINESS ETHICS AND CONDUCT

The Company has adopted a Code of Business Ethics and Conduct (the "Code of Conduct") that applies to all of its employees. A copy of the Code of Conduct has been filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2005. If the Company makes any substantive amendment to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Although the Company does not have formal procedures for stockholder communication with the Board of Directors, stockholders of the Company are encouraged to communicate directly with the members of the Board. Persons interested in communicating their concerns or issues to the independent directors may address correspondence to a particular director, or to the independent directors generally in care of the Chief Executive Officer and Chairman of the Board, Mr. Haim Tsuff. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chairman of the Audit Committee. Company personnel will not screen or edit such communications and will forward them directly to the intended member of the Board.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Compensation Committee is provided solely to the stockholders of the Company pursuant to the requirements of Schedule 14A promulgated under the Securities Exchange Act of 1934, and shall not be deemed to be "filed" with the SEC for the purpose of establishing statutory liability. Unless otherwise specifically incorporated by reference, this report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below under the caption "Executive Compensation - Compensation Discussion and Analysis" with the Company's management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Dated April 27, 2007

COMPENSATION COMMITTEE

DONALD D. LOVELL

MAX PRIDGEON

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of the Company's filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporate this report by reference.

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2006, which include the consolidated balance sheets of the Company as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2005 and the notes thereto.

REVIEW WITH MANAGEMENT. The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS. The Audit Committee has discussed with M&B, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) that includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received disclosures and the letter from Mann required by Independence Standards Board Standard No. 1 (that relates to the accountant's independence from the Company and its related entities) and has discussed with the auditors its independence from the Company.

CONCLUSION. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Dated: April 30, 2006

AUDIT COMMITTEE

MAX PRIDGEON
DONALD D. LOVELL
FRANS SLUITER

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF MALONE & BAILEY, PC
               AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTING FIRM
                      FOR THE YEAR ENDING DECEMBER 31, 2006

The Audit Committee has selected Malone & Bailey, PC ("M&B") as the Company's independent public accounting firm for the year ending December 31, 2007. The Board has directed that such appointment be submitted for ratification by the shareholders at the Annual Meeting.

On January 20, 2005, the Audit Committee accepted the resignation of UHY - Mann Frankfort Stein & Lipp CPAS, LLP ("UHY LLP") (formerly Mann Frankfort Stein & Lipp CPAS, L.L.P.) as the Company's independent accountants. Concurrent with UHY LLP's resignation, the Audit Committee appointed M&B as the independent accounting firm to audit the financial statements of the Company for the year ended December 31, 2004.

The reports by UHY LLP with respect to the Company's financial statements for each of the years ended December 31, 2002 and 2003 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2002 and 2003 and during the subsequent interim period, there were no disagreements between the Company and UHY LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of UHY LLP, would have caused it to make reference to the subject matter thereof in connection with its reports.

During the fiscal years ended December 31, 2002 and 2003 and through the date of their resignation, UHY LLP did not advise the Company with respect to any matters described in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.

During the fiscal years ended December 31, 2002 and 2003 and through the date of their appointment, the Company did not consult with M&B regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; (iii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

It is anticipated that a member of M&B will be present at the Annual Meeting and will be available to respond to questions.

If the Stockholders do not ratify the selection of M&B as the Company's independent public accounting firm for the year ending December 31, 2007, the Audit Committee will reconsider the appointment. However, even if the Stockholders do ratify the selection, the Audit Committee may still appoint a new independent public accounting firm at any time during the year if it believes that such a change would be in the best interests of Company and its stockholders.

FEES

The following table presents fees for professional audit services rendered by M&B for the audit of the Company's annual financial statements for fiscal years 2006 and 2005 and fees billed for other services rendered during 2006 and 2005.


                Type of Service/Fee        Fiscal 2006   Fiscal 2005

                Audit Fees (1)              $89,500        $72,482

                Audit Related Fees (2)         --             --

                Tax Fees (3)                $25,000        $22,000

                All Other Fees (4)             --             --


(1) Audit Fees consist of fees for professional services rendered for the audit of the Company's consolidated financial statements included in its Annual Report on Form 10-K and the review of the interim financial statements included in its Quarterly Reports on Form 10-Q, and for the services that are normally provided in connection with regulatory filings or engagements.

(2) Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This category includes fees related to consultation regarding generally accepted accounting principles.

(3) Tax Fees consist of fees for tax compliance, tax advice and tax planning.

(4) All Other Fees consist of fees for products and services not included in the above categories.

The Audit Committee reviewed the non-audit services rendered for fiscal 2006 and fiscal 2005 as set forth in the above table and concluded that such services were compatible with maintaining the public accounting firm's independence. The Audit Committee's policy is to pre-approve all audit services and all non-audit services that Company's independent public accounting firm is permitted to perform for Company under applicable federal securities regulations. As permitted by the applicable regulations, the Audit Committee's policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent public accounting firm and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MALONE & BAILEY, PC AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

                                  OTHER MATTERS

Management does not intend to present to the meeting any matters other than matters referred to herein, and as of this date Management does not know of any matter that will be presented by other persons named in the attached proxy to vote thereon in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

Under the rules of the SEC, proposals of Stockholders intended to be presented at the 2008 annual meeting of Stockholders must be made in accordance with the by-laws of the Company and received by the Company at its principal executive offices for inclusion in the Company's proxy statement for that meeting no later than January 15, 2008. The Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2008 proxy statement.

                                  ANNUAL REPORT

Enclosed is the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006. This Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

                             SOLICITATION OF PROXIES

The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              Haim Tsuff

                                              Chairman of the Board

                                              Chief Executive Officer

Date: May 1, 2007

                                  ISRAMCO, INC.
                               11767 KATY FREEWAY
                              HOUSTON, TEXAS 77079

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 27, 2007

The undersigned hereby constitutes and appoints HAIM TSUFF, YOSSI LEVY AND ROBERT KINSEY and each of them, with full power of substitution, attorneys and proxies to represent and to vote all the shares of common stock, par value $.001 per share, of ISRAMCO, INC. (the "Company"), that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the 2007 Annual Meeting of Stockholders of the Company, to be held on June 27, 2007, and at any adjournment thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

1. ELECTION OF DIRECTORS. Nominees: HAIM TSUFF, JACKOB MAIMON, MAX PRIDGEON, DONALD D. LOVELL AND FRANS SLUITER (Mark only one of the following boxes.)

|_| VOTE FOR ALL NOMINEES LISTED ABOVE, EXCEPT VOTE WITHHELD AS TO THE FOLLOWING NOMINEES (IF ANY): ______________________

|_| VOTE WITHHELD FROM ALL NOMINEES

2. PROPOSAL TO RATIFY THE APPOINTMENT OF MALONE & BAILEY, PC AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

|_| FOR |_| AGAINST |_| ABSTAIN

3. In Their Discretion, Upon Any Other Business That May Properly Come Before the Meeting or Any Adjournment Thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees of the Board of Directors; FOR the ratification of the appointment of Malone & Bailey, PC as the Company's independent public accounting firm for the fiscal year ended December 31, 2007; and in the discretion of the proxies named herein on any other proposals to properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated May 1, 2007.


Dated: _________________

                           SIGNATURE OF SHAREHOLDER(S)

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

Please date and sign exactly as name appears above.

I plan |_| I do not plan |_| to attend the Annual Meeting.